Exhibit 99.1

Financial Contact:

Josh Hirsberg (702)

792-7234 joshhirsberg@boydgaming.com

Media Contact:

David Strow

(702) 792-7386

davidstrow@boydgaming.com

BOYD GAMING CORPORATION ANNOUNCES PRICING OF 4.750%

SENIOR NOTES DUE 2031; OFFERING SIZE INCREASED TO $900 MILLION

LAS VEGAS — MAY 25, 2021 — Boyd Gaming Corporation (NYSE: BYD) (the “Company”) today announced that it has priced its previously announced offering of senior notes due 2031 (the “notes”). The aggregate principal amount of notes to be issued in the offering is $900 million. The size of the offering was increased from the previously announced $750 million aggregate principal amount. The notes will bear interest at a rate of 4.750% per annum, payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2021. The notes will mature on June 15, 2031. The notes will be fully and unconditionally guaranteed by certain of the Company’s current and future domestic restricted subsidiaries. The closing of the offering is expected to occur on June 8, 2021, subject to satisfaction of customary closing conditions.

The Company intends to use a portion of the proceeds from the offering to finance the redemption of all of its outstanding 6.375% senior notes due 2026. Concurrent with the offering, the Company also intends to redeem all of its outstanding 6.000% senior notes due 2026 using a combination of proceeds from the offering and cash on hand. The Company also plans to use a combination of proceeds from the offering and borrowings under its revolving credit facility to pay the redemption premiums, accrued and unpaid interest, fees (including the initial purchasers’ fees), expenses and commissions related to this offering and the redemptions. Nothing in this press release should be construed as an offer to purchase, notice of redemption or a solicitation of an offer to purchase any of the outstanding 6.375% Notes and/or any of the 6.000% Notes, and the closing of this offering is not conditioned on the issuance of a redemption notice relating to, or the consummation of such redemptions of, the 6.375% Notes and/or the 6.000% Notes. However, the redemptions of the 6.375% Notes and the 6.000% Notes are expected to be conditioned on the consummation of this offering.

The notes are being offered and sold to persons reasonably believed to be qualified institutional buyers in the United States in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The notes being offered have not been registered under the Securities Act, or applicable state securities laws or blue sky laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the terms and conditions and timing of the notes offering. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance. Additional factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.